Item 77 C -- Submission of Matters to a Vote of Security Holders

An Special Meeting of Shareholders of Federated Equity Funds (Trust) was held on November 5, 1999. On September 7, 1999, the record date for shareholders voting at the meeting, there were 79,491,366 total outstanding shares. The following items were considered by shareholders and the results of their voting were as follows:
AGENDA ITEM 1
Election of Trustees:








For



Withheld
Authority To
Vote
Thomas G. Bigley

48,710,653

1,327,455
Nicholas P.
Constantakis

48,707,894

1,330,214
John F. Cunningham

48,714,704

1,323,404
J. Christopher Donahue

48,665,494

1,372,614
Charles F. Mansfield, Jr.

48,713,783

1,324,325
John S. Walsh

48,705,907

1,332,201
The following Trustees of the Trust continued their terms as Trustees of the Trust: John F. Donahue, John T. Conroy, Jr., William J. Copeland, Lawrence D. Ellis, M.D., Peter E. Madden, John E. Murray, Jr. and Marjorie P. Smuts.

AGENDA ITEM 2
To make changes to the Fund's fundamental investment policies:
(a) To amend the Fund's fundamental investment policy regarding diversification.

Fund

For



Against


Abstentions and
Broker Non-Votes
Federated Aggressive Growth Fund
1,185,550

18,223

420,907
Federated Capital Appreciation Fund
6,727,977

686,959

1,352,171
Federated Growth Strategies Fund
14,180,323

325,629

3,211,302
Federated Large Cap Growth Fund
6,082,834

154,234

2,436,647
Federated Small Cap Strategies Fund
9,454,825

141,464

3,659,065

(b) To amend the Fund's fundamental investment policy regarding borrowing money and issuing senior securities.

Fund

For



Against


Abstentions and
Broker Non-Votes
Federated Aggressive Growth Fund
1,165,993

35,779

422,908
Federated Capital Appreciation Fund
6,579,806

829,682

1,357,619
Federated Growth Strategies Fund
14,024,566

484,842

3,207,846
Federated Large Cap Growth Fund
5,961,263

238,186

2,474,266
Federated Small Cap Strategies Fund
9,349,533

213,072

3,692,749



(c) To amend the Fund's fundamental investment policy regarding investments in real estate.

Fund

For



Against


Abstentions and
Broker Non-Votes
Federated Aggressive Growth Fund
1,175,105

30,541

419,034
Federated Capital Appreciation Fund
6,946,523

463,423

1,357,161
Federated Growth Strategies Fund
14,115,683

349,459

3,252,112
Federated Large Cap Growth Fund
6,017,898

200,527

2,455,290
Federated Small Cap Strategies Fund
9,392,209

195,646

3,667,499

(d) To amend the Fund's fundamental investment policy regarding investments in commodities.

Fund

For



Against


Abstentions and
Broker Non-Votes
Federated Aggressive Growth Fund
1,169,209

37,811

417,660
Federated Growth Strategies Fund
14,034,192

510,830

3,172,232
Federated Large Cap Growth Fund
5,923,742

296,977

2,452,996
Federated Small Cap Strategies Fund
9,321,384

262,628

3,671,342

(e) To amend the Fund's fundamental investment policy regarding underwriting securities.

Fund

For



Against


Abstentions and
Broker Non-Votes
Federated Aggressive Growth Fund
1,176,983

25,615

422,082
Federated Capital Appreciation Fund
6,935,034

473,821

1,358,252
Federated Growth Strategies Fund
14,039,862

446,742

3,230,650
Federated Large Cap Growth Fund
6,005,617

198,132

2,469,966
Federated Small Cap Strategies Fund
9,394,956

192,822

3,667,576

(f) To amend the Fund's fundamental investment policy regarding lending by the Fund.

Fund

For



Against


Abstentions and
Broker Non-Votes
Federated Aggressive Growth Fund
1,157,719

48,737

418,224
Federated Capital Appreciation Fund
6,751,451

632,303

1,383,353
Federated Growth Strategies Fund
14,006,658

511,958

3,198,638
Federated Large Cap Growth Fund
5,950,205

258,510

2,465,000
Federated Small Cap Strategies Fund
9,322,094

255,799

3,667,461

(g) To amend the Fund's fundamental investment policy regarding concentration of the Fund's investments in the securities of companies in the same industry.

Fund

For



Against


Abstentions and
Broker Non-Votes
Federated Aggressive Growth Fund
1,181,313

22,969

420,398
Federated Growth Strategies Fund
14,112,938

346,045

3,258,271
Federated Large Cap Growth Fund
6,017,558

194,699

2,461,458
Federated Small Cap Strategies Fund
9,398,399

180,973

3,675,982



(h) To amend, and to make non-fundamental, the Fund's fundamental investment policy regarding buying securities on margin.

Fund

For



Against


Abstentions and
Broker Non-Votes
Federated Aggressive Growth Fund
1,164,210

40,601

419,869
Federated Growth Strategies Fund
13,838,738

597,953

2,280,563
Federated Large Cap Growth Fund
5,896,937

275,029

2,501,749
Federated Small Cap Strategies Fund
9,227,979

289,005

3,738,360

(i) To amend, and to make non-fundamental, the Fund's fundamental investment policy regarding pledging assets.

Fund

For



Against


Abstentions and
Broker Non-Votes
Federated Capital Appreciation Fund
6,452,981

950,846

1,363,280
Federated Large Cap Growth Fund
5,936,846

256,888

2,479,981
Federated Small Cap Strategies Fund
9,278,674

277,707

3,698,973

AGENDA ITEM 3
To remove the certain of the Fund's fundamental investment policies.
(a) To remove the Fund's fundamental investment policy regarding selling securities short.

Fund

For



Against


Abstentions and
Broker Non-Votes
Federated Aggressive Growth Fund
1,154,766

45,338

424,576
Federated Capital Appreciation Fund
6,659,157

698,089

1,409,861
Federated Growth Strategies Fund
13,968,464

544,502

3,204,288
Federated Large Cap Growth Fund
5,927,807

284,012

2,461,896
Federated Small Cap Strategies Fund
9,305,910

253,583

3,695,861

(b) To remove the Fund's fundamental investment policy regarding investing in oil, gas and minerals.

Fund

For



Against


Abstentions and
Broker Non-Votes
Federated Aggressive Growth Fund
1,169,721

36,916

418,043
Federated Growth Strategies Fund
13,997,610

475,650

3,243,994
Federated Large Cap Growth Fund
5,927,807

284,012

2,461,896


The Definitive Proxy Statement for the Special Meeting held on November 5, 1999, was filed with the Securities and Exchange Commission on September 23, 1999, and is incorporated by reference. (File No. 811-4017)